# Meeting Discussion Boards

# $39^{th}$ EEI Financial Conference

Entergy

October 2004

# Business Model Designed to Succeed in a Wide Range of Market Conditions


Supply / Demand
Environmental
Fuel Prices
Credit Markets
Climate / Weather Data
Competitive Behavior
Legislative / Regulatory
Capital Markets
Rigorous Analysis
Current Point Of View
Business Strategy
Driven by:
Markets
Skills
Scale
Scope
Positions
Create Options
Portfolio Management
Operational Excellence
Long Positions
Structured Contracts
Asset Development /Acquisitions
Asset Disposition
Structured Contracts
Short Positions
Produce Products / Services
Achieve Productivity
Manage Relationships
Strict VAR Limits
Competitor / Industry Standards

# Improvements Demonstrated across a Wide Range of Financial Metrics

## Operational Earnings
99-05E; $/share


CAGR 13-14%
5.50
4.50
3.50
2.50
1.50
2.17
3.12
3.23
3.81
4.25
3.70-3.80
4.60-4.85
99
00
01
02
03
04E
05E
As-Reported 2.25 2.97 3.23 2.64 4.01 3.65-3.75 4.60-4.85

## Projected Cash Avail. for Capital Deployment
04E – 06E; $B


6.9
6.1
(2.6)
(1.4)
2.1
1.3
(1.2)
(0.8)
1.4
Cash Flow from Operating Activities
Operating Cash Flow
Maintenance Capital Expenditures
Preferred and Common Dividends
Free Cash Flow
Additional Debt Capacity
Growth Capital Commitments
Net of Proceeds & Stock Repurchases
Net Cash Available

## Net Debt to Net Capital
As of 99-06E; %


70
60
50
40
30
45
51
51
48
45
Target Range 45 – 50%
99
00
01
02
03
04E – 06E
Debt to Capital 50 55 53 52 48

## Cash Flow Interest Coverage
99-06E; %


8
6
4
2
0
3.6
4.6
4.1
4.9
5.1
Target Range 4.0 – 6.0x
99
00
01
02
03
04E – 06E

# Balanced Set of Financial Aspirations Support Top Quartile Total Shareholder Return Goal

## Financial Aspirations and Status

| Category | Aspiration | Status |
|---|---|---|
| EPS Growth | Near-term: 8-10%<br>Long-term: 5-6% | ▪ 05 EPS guidance exceeding near-term 8-10% target<br>▪ 8-10% EPS growth targeted in 06 driven by intrinsic growth and accretion<br>▪ 5-6% targeted thereafter |
| Returns | 9% ROIC | ▪ Currently at ~ 7%; ROIC aspiration reflects sale of EK, share repurchase program, and expected investment opportunity set |
| Credit Metrics | < 50% net debt/net capital | ▪ Currently at 45%; will execute stock repurchases to remain < 50%<br>▪ Also monitoring total debt/total capital to remain within rating agency ranges |
| Credit Rating | Near-term: Ratings and business profile position continuous improvement<br>Long-term: single A corporate credit rating | ▪ Recent upgrades from S&P and Moody's; increased business profile scores by S&P<br>▪ Newly issued investment grade Issuer Rating for Entergy Corporation by Moody's<br>▪ Targeting corporate credit rating improvement to single A over long-term |
| Dividends | Consistent dividend increases | ▪ 20% increase announced 10/21/04<br>▪ Targeting annual growth consistent with top quartile of electric industry (~5%) |

# Majority of Regulatory Cases Expected to Be Resolved in 6 – 12 Months



Pre 2004
2004
2005
Potential 05 EPS Impact
J F M A M J J A S O N D J F M A M J J A S O N D
ELI Rate Case
$0.00 - $0.15
5/02
EGSI-LA 9th Earnings Review
$(0.16) - $0.04
EGSI–TX Rate Case
$0.05 - $0.15
EAI Filing
N/A
6/03
Affiliate Transactions
$0.00
6/01
System Agreement
$0.00
Independent Coordinator of Transmission
$0.00
Market-Based Rate Authority
$0.00

# $1.5 Billion Share Repurchase Program and 20% Dividend Increase Announced in 2004

## Net Common Stock Repurchases
**99-06E; $B**



1.9*
0.5
0.2
(0.2)
99
00
01
02
03
04E-06E

***Announced $0.75B share repurchase program***

***Announced $1.5B share repurchase program***

** includes purchases to offset dilution from stock options*

## Entergy Common Dividends
**Previous vs. Current annualized; $/share (top) and payout ratio (bottom)**



20%
1.80
2.16
Previous
Current
38%**
46%**

*** Based on midpoint of 05 EPS guidance*

## Cash Provided to Shareholders
**Cumulative 04E-06E; % of Operational Earnings**



Dividends ~40%
Buyback ~60%

***Projected ~$3B in cash to shareholders in next 3 years (~100% of operational earnings)***